CONSULTING AGREEMENT
                                 BY AND BETWEEN
                           PORTEC RAIL PRODUCTS, INC.
                                       AND
                                 JOHN S. COOPER


     THIS CONSULTING AGREEMENT (the "Agreement") is made as of January 1, 2008, by and between Portec Rail Products, Inc. (the "Company"), a West Virginia corporation, and John S. Cooper (the "Consultant").

     WHEREAS, the Company has requested the Consultant to provide consulting services for the Company for the term and in the manner set forth in this Agreement; and

     WHEREAS, Consultant has agreed to perform consulting services for the Company pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms have the following meanings.

     (a) "Beginning Date" means the date of this Agreement.

     (b) "Consulting Fee" has the meaning set forth in Section 2(c)(i).

     (c) "Consulting Services" has the meaning set forth in Section 2(a)(ii).

     (d) "Contract Term" has the meaning set forth in Section 2(b).

     (e) "Termination Date" means December 31, 2008.

2.   SERVICES, COVENANTS AND COMPENSATION

     (a) Corporate Opportunities; Services and Duties.

          (i) Corporate Opportunities. Consultant agrees that during the Contract Term, Consultant shall not, directly or indirectly, usurp any corporate opportunity of the Company or engage in any business that would detract from Consultant's ability to apply his best efforts to the performance of his duties hereunder.

          (ii) Consulting. Subject to and upon the terms and conditions contained in this Agreement, (i) the Company hereby agrees to engage Consultant as an independent contractor and (ii) Consultant agrees to be engaged by the Company for the Contract Term and to render Consulting Services to the Company. The Consulting Services shall consist of providing strategic and operational advice as requested at the discretion of the Company.

     (b) Contract Term. Consultant's engagement pursuant to this Agreement shall commence as of the Beginning Date and shall terminate at 5:00 p.m., Pennsylvania time, on the Termination Date (the "Contract Term").

     (c) Consideration.

          (i) Consulting Fee. In consideration for the Consulting Services, Consultant shall be paid Thirty-Six Thousand and 00/100 Dollars ($36,000.00) annually (the "Consulting Fee") in twelve (12) equal monthly installments, payable on the 15th day of each month during the Contract Term.

          (ii) Bonus. In addition to the Consulting Fee, Consultant shall participate in the Company's annual bonus plan for executives and shall be eligible for incentive bonuses thereunder at the discretion of the Company.

          (iii) Expenses. Company shall reimburse Consultant for all reasonable business expenses incurred by Consultant at the request of the Company in accordance with the Company's expense reimbursement policies.

          (iv) Consultant shall be entitled to receive normal and customary fees for his service on the Company's board of directors.

          (v) No Additional Consideration. It is understood by Consultant and the Company that Consultant shall not be entitled to the provision of any benefits (e.g., medical, dental and disability insurance; vacation; 401(k) contributions, etc.) other than as specifically set forth in this Section 2.

3.   INDEPENDENT CONTRACTOR

     Nothing herein shall be construed to create an employee-employer relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent himself to be, or hold himself out as an employee of the Company.

4.   MISCELLANEOUS

     (a) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     (b) Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any

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other  provision  of this  Agreement or any part of such  provision  not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     (c) Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and any predecessor of the Company and Consultant with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an instrument in writing executed by the Consultant and the Company.

     (d) Headings. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     (e) Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Company:                            President and Chief Executive Officer
                                           Portec Rail Products, Inc.
                                           900 Old Freeport Road
                                           Pittsburgh, PA  15238

With a copy to:                            Luse Gorman Pomerenk & Schick, P.C.
                                           5335 Wisconsin Avenue NW, Suite 400
                                           Washington, D.C. 20015

To the Consultant:                         John S. Cooper
                                           216 1/2 Robin Hood Drive
                                           Irwin, PA  15642



                            [Signature Page Follows]

ATTEST:                                    PORTEC RAIL PRODUCTS, INC.



/s/ John N. Pesarsick                      By:/s/ Richard J. Jarosinski
------------------------------------          ----------------------------------
Secretary                                  Richard J. Jarosinski
                                           President and Chief Executive Officer



WITNESS:                                   CONSULTANT:


/s/ Alicia M. Faderewski                   /s/ John S. Cooper
------------------------------------       -------------------------------------
                                           John S. Cooper